EXHIBIT 10

                      CONSENT OF PRICEWATERHOUSECOOPERS LLP

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the use in this Post-Effective Amendment No. 3 under the Securities Act of 1933 and Amendment No. 4 under the Investment Company Act of 1940 to the registration statement on Form N-4 ("Registration Statement") of our reports dated March 14, 2001 and February 15, 2001, relating to the financial statements of the PHL Variable Accumulation Account and PHL Variable Insurance Company, respectively, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Hartford, Connecticut
October 26, 2001